CONTRACT OF SALE

                                    between



                        VERIQUEST COLONY PLAZA ONE 1997

                                     SELLER


                                      AND


                         UNITED INVESTORS REALTY TRUST

                                     BUYER


                     pertaining to the sale and purchase of


                          Colony Plaza Shopping Center
                              Missouri City, Texas



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                                CONTRACT OF SALE

      This Contract of Sale (the "Contract") is made and entered into by and between VERIQUEST-COLONY PLAZA ONE 1997, a Texas joint venture having its principal office at 7676 Woodway, Suite 280, Houston, Texas 77067 ("Seller"), and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust having its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Buyer").

                                   ARTICLE I
                                 DEFINED TERMS

       1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

      "Business Day" means any day other than a Saturday or Sunday on which Federal Savings Banks in Houston, Texas are open for business.

      "Closing" means consummation of the purchase of the Project by Buyer from Seller in accordance with the terms and conditions of Article VIII.

      "Closing Date" means the date specified in Section 8.1 on which the closing will be held.

      "Contract Date" means the later of the two dates set forth immediately above each of the signatures of the parties hereto, on the signature page hereof.

      "Delivery Date" means the date on which the last to be received of the (1) Title Commitment in accordance with paragraph 4.1 herein; (2) the Survey in accordance with paragraph 4.2 herein; and (3) the Ownership Documents required by paragraph 5.2(a) herein, are received by Buyer.

      "Earnest Money Deposit" means the moneys deposited by Buyer in escrow with the Title Company at the time and in the amount specified in Section 3.2.
,
      "Improvements" means the neighborhood shopping center (the "Shopping Center") known as Colony Plaza Shopping Center, containing approximately 26,513 square feet of improved retail space, located in Missouri City, Texas, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A".

      "Inspection Period" means the period commencing on the Delivery Date and ending 15 days thereafter.

      "Land" means that certain tract of land located in Fort Bend County, Texas, and being more fully described on Exhibit "A", together with all rights appurtenant thereto.

      "Leases"   means  all  currently   effective   leases  for  space  in  the
Improvements, including all amendments and modifications thereto and any and all other agreements with Tenants.

      "Permitted Exceptions" means those exceptions or conditions that affect or may affect title to the Project that are approved or deemed to be approved by Buyer in accordance with Section 4.3 or Section 4.4.

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      "Personal  Property"  means (a) all tangible  personal  property  owned by
Seller and located on, attached to, or used in connection with, the operation of the Real Property (but not including any tangible personal property owned or leased by Tenants), (b) Seller's interest in all personal property leases, licenses, permits, plans, studies, and utility arrangements with respect to the Real Property, (c) Seller's interest in all service, maintenance, management or other contracts relating to the ownership or operation of the Real Property, and
(d) Seller's interest in all warranties and guaranties, if any, relating to the Real Property.

      "Project" means, collectively, the Real Property, the Leases, and the Personal Property for the Shopping Center.

      "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Project.

      "Real Property"  means  the Land  and the  Improvements  for the  Shopping
Center.

      "Rent Roll" means a schedule for the Project identifying the Tenants at the Project and providing certain information with respect to the Leases in accordance with Section 5.2 (a)(iii).

      "Tenants" means those persons holding rights as tenants of the Shopping Center.

      "Title Company" means Safeco Land Title Company, having its principal office at 8080 North Central Expressway, Suite 500, Dallas, Texas 75206,
Attention: Maggie Fielding, Executive Vice President and Escrow Officer.

      "Title Underwriter" means Lawyer's Title Insurance Corporation.

      "Trade Name" means the name "Colony Plaza Shopping Center", as well as any other name utilized in conjunction with the operation of the Project.

      1.2 Other Defined Terms. Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Contract.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

       On the terms and conditions stated in this Contract, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Project.

                                  ARTICLE III
                                 PURCHASE PRICE

      3.1 Purchase Price. The Purchase Price (herein so called) to be paid by Buyer to Seller equals Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00). The Purchase Price, net of all prorations set forth in this Contract, shall be payable to Seller through the Title Company at the Closing as follows:

      (a) The agreement of Buyer to assume (except for the matters described in Section 5.3 hereof), the then current balance of that certain first lien promissory note (the "Existing Note") as of

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the  Closing  Date,  which is  described  below,  which  note is  secured by the following described existing first lien created by that certain deed of trust (the "Existing Lien") of even date therewith, to-wit:

      Promissory Note in the original principal sum of $3,200,000.00, executed by VeriQuest- Colony Plaza One 1997, a Texas joint venture, made payable to the order of Holliday Fenoglio, L.P. (the "Lender"), dated as of November 26, 1997, secured by a deed of trust to William Campbell, Trustee, also dated as of November 26, 1997, against the Project, such deed of trust having been recorded in the Deed of Trust Records of Fort Bend County, Texas.

Seller represents that the unpaid principal balance of the Existing Note equals approximately $3,200,000.00 as of the Closing Date.

      (b) The difference between the Purchase Price and the aggregate unpaid principal balance of the Existing Note as of the Closing Date shall be paid in cash to Seller at the Closing, subject to prorations and other credits provided for in this Contract. The cash portion of the Purchase Price, net of all prorations set forth in this Contract, shall be payable to Seller through the Title Company at the Closing in cash or in good federal funds.

      3.2 Earnest Money Deposit. Within three (3) business days after the Contract Date, Buyer shall deliver the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as an earnest money deposit (the "Earnest Money Deposit") in cash to the Title Company. The Earnest Money Deposit shall thereafter be held by the Title Company in escrow to be applied or disposed of by it as is provided in this Contract. The Earnest Money Deposit shall be invested in short-term commercial paper having a maturity of thirty (30) days or less and rated P-1 by Moody's Investor Service, Inc. or A-1 by Standard & Poor's Corp., or in some other interest-bearing investment acceptable to the Buyer. All interest earned thereon shall become part of the Earnest Money Deposit. If the purchase and sale hereunder are consummated in accordance with the terms and conditions hereof, the Earnest Money Deposit shall be applied to the Purchase Price at the Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided elsewhere in this Contract.

                                   ARTICLE IV
                        TITLE AND SURVEY AND INSPECTION

      4.1 Title Commitment. Within three (3) days after the Contract Date, Seller agrees to order, at the sole cost and expense of Buyer, a current commitment for Title Insurance for the Project (the "Title Commitment") countersigned by the Title Company, as agent for the Title Underwriter, which Title Commitment shall be furnished to Buyer. The Title Commitment shall contain the express commitment of the Title Company to issue a Texas Form T-1 Owner's Policy of Title Insurance to the extent permitted by Texas law for the Project, which shall otherwise be in form and content consistent with Section 4.5 below. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Real Property.

      4.2 Survey. Within three (3) days after the Contract Date, Seller agrees to furnish to Buyer a copy of the "as-built" survey for the Project in its possession prepared by Gary Boles of Clark Surveyors (the "Existing Survey"). Buyer has the right to obtain, at Buyer's sole cost and expense, an update of the Existing Survey to a date subsequent to the Contract Date as certified to Buyer and the Title Company (the "Survey"). The Survey certification shall be in such form as Buyer

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may  require.  The metes and bounds  description  of the Land  contained  in the
Survey, if different from that attached as Exhibit "A" hereto, shall be used for purposes of describing the Real Property in the Special Warranty Deed conveying title to the Real Property from Seller to Buyer.

      4.3 Review of Title Commitment and Survey. Buyer shall have a period of fifteen (15) days (the "Title Review Period") after delivery to Buyer of both the Title Commitment and the Survey in accordance with paragraphs 4.1 and 4.2 above in which to review the Title Commitment and the Survey and give written notice to Seller specifying Buyer's objections (the "Objections"), if any, to the Title Commitment and the Survey. If Buyer shall fail to give written notice of Objections to Seller prior to the expiration of the Title Review Period, then all exceptions to title shown on Schedules B and C of the Title Commitment shall be deemed to be Permitted Exceptions.

      4.4 Seller's Obligation to Cure; Buyer's Right to Terminate. If Buyer shall have timely notified Seller in writing of Objections to the Title Commitments or the Survey, then Seller may, but shall not be obligated to, at any time prior to the expiration of the Inspection Period (the "Cure Period"), give written notice ("Seller's Title Cure Notice") to Buyer of Seller's intention to satisfy the Objections prior to the Closing Date. If Seller fails to timely give Buyer the Seller's Title Cure Notice, then Buyer shall have the option, prior to Closing, to either (i) waive the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or
(ii) terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract.

      4.5 Title Policy. At the Closing, Seller shall cause, provided that Buyer pays the cost thereof, a standard T-1 form Owner's Policy of Title Insurance (the "Owner's Title Policy") to be furnished to Buyer by the Title Company. The Owner's Title Policy shall be issued by the Title Underwriter and shall insure that Buyer has good and indefeasible fee simple title to the Project, subject only to the Permitted Exceptions. The Owner's Title Policy shall contain no exceptions other than (i) rights of tenants in possession, as tenants only, (ii) visible and apparent easements, as shown on the Survey, and (iii) Permitted Exceptions. At Buyer's option and cost, the "survey exception" in the Owner's Title Policy shall be modified to read "shortages in area only". The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership.

      4.6   Inspection.

      (a) Buyer shall have the right, during the Inspection Period, to make such examinations, studies, tenant credit checks, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Project as Buyer may deem advisable. Such Inspections shall include, without limitation, review of current operating statements, operating statements for the year 1997 and year-to-date 1998, current rent roll, true copies of the latest real estate tax bills, true and complete copies of all service contracts affecting the Project, and any and all other contracts and agreements relating to the Project. Seller shall cooperate with Buyer in making available the Project for Buyer's Inspections, including any and all books and records relating thereto. Buyer may also reinspect the Project prior to Closing to verify that the Project has remained in the same physical shape, ordinary wear and tear excepted, as the Project was during the Inspection Period.

      (b) If Buyer elects for this Contract to remain in full force and effect beyond the Inspection Period, then Buyer, at its sole option, shall deliver written notice (the "Notice to Continue") thereof

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to Seller and Title  Company,  on or before  the  expiration  of the  Inspection
Period. Once the Notice to Continue has been given, the Earnest Money Deposit shall become at risk. If, however, Buyer does not timely deliver the Notice to Continue prior to the expiration of the Inspection Period, or if Buyer notifies Seller and Title Company that Buyer has no further interest in purchasing the Project, then, in either event, the Earnest Money Deposit shall be returned to Buyer, and thereafter Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract. Failure to deliver the notice to the Seller herein prior to the expiration of the inspection period shall be deemed to be Buyer's election to terminate the contract.

      (c) Buyer shall indemnify and hold harmless the Seller from and against all loss, liability, damage, injury and claims resulting from Buyer's testing or inspection of the Project; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage etc. arising out of or resulting from Seller's negligence, gross negligence or willful misconduct and the discovery of any condition that may require remediation under applicable environmental laws. This indemnity shall survive the Closing or termination of this Contract for a period of six months, after which this indemnity shall automatically terminate.

      4.7 Additional Delivery Requirements. Buyer has advised Seller that it is a "reporting" company under the Securities Exchange Act of 1934, and by reason thereof, Buyer is required to conduct an audit of the Project in conformity with the rules and regulations promulgated by the Securities and Exchange Commission. To this end, Seller agrees to cooperate with Buyer to grant access to Buyer's auditors and authorized representatives in order to permit them to conduct an audit of the books and records of the Project and to furnish to Buyer and its authorized agents financial statements, rent rolls and federal income tax returns associated with the Project for the last three fiscal years, or since its completion date, if less than three years. Upon completion of the audit, Seller also agrees to sign a representation letter to Buyer that, to Seller's best information, all information furnished to Buyer in this regard is true and complete in all material respects.

                                   ARTICLE V
                    REPRESENTATIONS, WARRANTIES, COVENANTS,
                            AND AGREEMENTS OF SELLER

      5.1 Representations and Warranties of Seller. Seller's representations and warranties set forth in this Contract are true and correct in all material respects as of the Contract Date and will be true and correct in all material respects on the Closing Date. Such representations and warranties shall survive for a period of six months after the Closing Date and shall not be merged therein. Seller hereby represents and warrants to Buyer as follows:

      (a) Seller has the full right, power, and authority to sell and convey to Buyer the Project as provided in this Contract and to carry out Seller's obligations hereunder, and all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken;

      (b) There are no adverse or other parties in possession of the Project, or of any part thereof as lessees, tenants at sufferance, or trespassers, except Tenants referenced in the Rent Roll to be delivered pursuant to Section 5.2(a);


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      (c)  Seller has not  received  written  notice  from any  governmental  or quasi-governmental agency or insurance underwriter requiring or suggesting that Seller should correct any condition with respect to the Project, which condition remains uncorrected;

      (d) Seller has not received written notice of any pending condemnation action with respect to all or any portion of the Project and there are no existing condemnation or other legal proceedings affecting the existing use of the Project by any governmental authority having jurisdiction over or affecting all or any part of the Project;

      (e) There is no litigation pending or threatened, affecting the Project other than as incurred in the normal course of business and with respect to which Seller's insurance underwriter(s) is responsible or with respect to which Seller shall indemnify and hold harmless Buyer from and after the Closing Date;

      (f) There are no unpaid assessments (governmental or otherwise) for sewers, water, paving, electrical power or otherwise affecting the Project (matured or unmatured) and no such assessments are threatened;

      (g) This Contract constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms;

      (h) The Seller has good and indefeasible title to the Project, free and clear of any claim, lien, encumbrance, easement, restriction or other charge, other than the Permitted Exceptions;

      (i) The current use of the Project complies with all currently applicable zoning ordinances and governmental requirements;

      (j) Except as expressly referred to herein, there are no licenses or security interest against the Land, the Improvements, or the Personal Property or against any other portion of the Project, nor are there any liens or actions pending which would result in the creation of any lien against the Land, the Improvements or against any other portion of the Project, including, but not limited to water, sewage, street paving, electrical or power improvements, which give rise to any lien completed or in progress. At the Closing, there will be no unpaid bills or claims in connection with any repair of the Improvements or other work performed or material purchased in connection with the Improvements;

      (k) The Service Contracts, Leases and other agreements delivered to Buyer pursuant to this Contract constitute all contracts, leases or agreements affecting the Project (and the ownership and use thereof); the Ownership Documents delivered pursuant to Section 5.2 herein are true and correct copies of the originals and no other amendments or modifications exist thereto; and no defaults, or events which with notice and/or passage of time would constitute default, exist thereunder; and each of the Service Contracts (as that term is defined in Section 5.2(a)(vi)) pertaining to the Project is terminable without cause prior to the Closing Date;

      (l) To Seller's best information, there are no circumstances existing that would adversely affect the use or value of the Project as a shopping center;


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      (m) No permission,  approval or consent by any other person, including any of partners, shareholders, directors or officers of any of the Seller, or governmental authorities is required in order for Seller to consummate this Contract, except the holder of the Existing Note;

      (n) The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land as of the date hereof are not impaired and are sufficient to serve the Project for its current uses. All existing utilities enter the Land through adjoining public streets or private land in accordance with valid public or private easements that will inure to the benefit of Seller and its successors and assigns. All of said utilities have been installed and are operating, with all installation and connection charges paid in full;

      (o) Based on currently applicable taxes, Seller has paid all taxes, charges, and assessments (special or otherwise) required to be paid to any taxing authority with respect to the Project (except for taxes and assessments for the current year not yet due and payable); and no action or proceeding currently exists by a governmental agency or authority for the assessment or collection of currently applicable taxes, charges, or assessments with respect to the Project;

      (p) The executed Leases, which are to be delivered by Seller to Buyer at Buyer's principal office in accordance with the terms of this Contract, are and shall be true and correct copies, and no Tenants are or shall be entitled to any rebates, allowances, rent concessions or free rent for any period subsequent to the Closing. All obligations and items of an inducement nature to be performed by the Seller as landlord under any of the Leases or to which Seller otherwise agreed to perform have been fully performed and no commitments have been made to any Tenant for repairs or improvements other than a general landlord requirement for normal maintenance in the future. No Leases shall be further modified or amended without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Except as reflected on the current Rent Roll to be delivered to Buyer pursuant to the provisions of Section 5.2 below, no Tenant has given Seller notice of its intention to vacate its leased premises prior to the end of the primary term (or any current renewal or extended term). All of the Leases are in full force and effect without current default by Seller or the respective Tenants. There are no pending claims asserted by any past or present Tenants for offsets against rent or any other claims (whether monetary or otherwise) made against Seller, as landlord, under the Leases or otherwise. There are no fees or commissions payable to any person or entity in regard to the Leases or the Project, except as specifically set out in the Rent Roll;

      (q) All financial and operating statements, rent rolls, contracts, agreements and books and records delivered by Seller to Buyer relating to Seller and its business are true and correct in all respects; and there are no omissions of any material facts relating thereon;

      (r) The Project is not in violation of any applicable laws, rules, regulations, ordinances, contracts or agreements, including, without limitation, any and all state, local, city or federal environmental laws, rules and regulations, any restrictive use agreements, or reciprocal easement or other similar agreements filed of record in Fort Bend County, Texas and applicable to the Project;

      (s) Seller has full right, title and authority to enter into this Contract, without the joinder or consent of any other party, and that no other party has any right, option, interest, or claim to all or any part of the Project, whether subject to earnest money contract, option agreement, right of first refusal, reversionary or future interests, or right of reverter; and


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      (t)  Seller is not a foreign  person or  entity  pursuant  to the  Foreign
Investment in Real Property Tax Act or the Tax Reform Act of 1986, and Buyer is not obligated to withhold any portion of the Purchase Price for the benefit of the Internal Revenue Service.

      5.2 Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

      (a) Within five (5) business days following the Contract Date, Seller shall deliver to Buyer the following items (the "Ownership Documents") with respect to the Project:

            (i) To the extent that Seller has in its possession, copies of "as-built" plans and specifications for the Improvements and copies of the results of all physical inspections, all structural, mechanical, engineering reports, soil reports and traffic studies that have been prepared with respect to the Real Property, and a zoning verification letter from the authorities of Missouri City, Texas with copies of all applicable zoning ordinances then in effect which apply to the Project;

            (ii) Current certificates of occupancy in the name of the Seller and building permits (if available) for each building within the Project, and, to the extent that Seller has in its possession, a current phase I environmental report and ADA study;

            (iii) Current Rent Roll for the Project, which Rent Roll shall set forth with respect to each Tenant the following;

                  (A)   the name and street or unit number of the Tenant;

                  (B) the term of the Tenant's Lease, its commencement and expiration dates, any renewal terms or extensions and the base rent and percentage rent, if any, payable thereunder;

                  (C) the amount of monthly base rent and percentage rent, if any, payable by and portion of the Project's CAM and real estate taxes and insurance premiums recoverable from each Tenant and any other payments for which such Tenant is liable;

                  (D) amount of prepaid rent and the amount of security and other deposits due under the Lease and held by Landlord;

                  (E) the amount of any ongoing Lease commission obligations, if any, and to whom such commission is owed and copies of all brokerage commission agreements relating to the Leases;

                  (F) any uncured defaults and the amounts of any unpaid rents, percentage rents, and other payments past due thereunder;

                  (G) the amount of any offsets or credits against rental, if any; and


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                  (H) any concessions granted to the Tenant, including,  without limitation, free rent, rental rebates or credits, lease take-over arrangements, cash payments, and moving allowances;

            (iv) Copy of the most recent or current real estate and personal property tax bills or other documentation showing the amount of current real property taxes and the assessed value of the Project;

            (v) A schedule setting forth property and liability insurance coverage on or affecting the Project and the current premiums therefor together with a written summary of all claims made against the Project's insurance policies since January 1, 1997.

            (vi) Copies of all existing service, maintenance, operations, and management and other contracts relating to the management, operation or maintenance of the Project (the "Service Contracts"), and any commission agreements affecting the Project;

            (vii) Copies of true and correct operating income and expense statements with respect to the Project, accurately reflecting the operating history of the Project for calendar year 1997 and for year-to-date 1998, together with operating budgets for calendar years 1997 and 1998, if available, for the Project;

            (viii)A detailed summary of all capital expenditures for the calendar years 1997 and for year-to-date 1998, together with the capital expenditure budgets for calendar years 1997 and 1998, if available, for the Project;

            (ix) All warranties and guaranties currently in force, if any, relating to the Project or any equipment, appliances or other personalty located in or used on the Real Property and in the possession of Seller or its agents;

            (x)  True  and  complete   copies  of  all  Leases,   including  all
            amendments, extensions and modifications thereof; and

            (xi) Such other information and/or documentation as Buyer shall reasonably request, and which is in Seller's possession or control.

      All materials  delivered by Seller to Buyer pursuant to this Sections 4.6,
4.7 and Section 5.2(a) shall be held in confidence by Buyer and disclosed only to its attorneys, accountants, and prospective lenders and securities underwriters and their respective attorneys. If the parties fail to consummate the transaction described herein for any reason other than the Seller's default, Buyer shall return to Seller all materials delivered by or on behalf of Seller pursuant to or in connection with this Contract.

      (b) From the Contract Date until the Closing Date, Seller undertakes and agrees, with respect to the Project, that it will:

            (i) Operate and maintain the Project in a good and workmanlike manner and in accordance with all applicable laws;

            (ii) Promptly notify Buyer in writing of any litigation, arbitration or administrative hearing before any court or governmental agency concerning or affecting the Project which is instituted or threatened after the Contract Date;

            (iii) Following the expiration of the Inspection Period, not terminate or modify any Lease or commence any judicial action against any Tenant other than in the normal course of business without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

            (iv) Following the expiration of the Inspection Period, not execute any new lease or agree to the terms of any lease renewal without the prior written consent of the Buyer, which consent shall not be unreasonably withheld;

            (v) Promptly notify Buyer in writing of any notice received from a Tenant of its election to vacate its leased premises or terminate its Lease, or of any election by Seller to terminate any Lease or commence any judicial action against any Tenant;

            (vi) Not sell, exchange, transfer, assign, convey or encumber or otherwise dispose of all or any part of the Project or any interest therein, nor shall Seller remove any Personal Property unless Seller shall replace the removed items with similar items of comparable quality;

            (vii) Maintain the Project in good condition and repair, except for normal wear and tear, and Seller shall not in any manner neglect the Project;

            (viii)There will be no rental or other concessions of any nature granted to any Tenant other than those set forth in the Leases and on the Rent Roll delivered to Buyer pursuant to Section 5.2
            (a)(iii), above;

            (ix) Promptly notify Buyer in writing if Seller discovers any defect, error or omission in any of the Ownership Documents, detailing the nature of the defect, error or omission;

            (x) Not, without the prior written consent of the Buyer, enter into or modify any Service Contracts which are not terminable without cause on or before the Closing Date; or

            (xi) Not, without the prior written consent of Buyer, consent to any assignment or sublease or other encumbrance by a Tenant of its interest, or any part thereof, in its Lease, except as may be required by the terms of the Lease.

      5.3   Agreements Concerning Existing Note.

      (a) Notwithstanding anything to the contrary contained in this Contract, the Existing Note, the Existing Lien, or in any other document or agreement made or executed in connection herewith or therewith, it is agreed that Buyer shall assume payment of the Existing Note and performance of the agreements of the Existing Liens and any other instrument securing the payment of the Existing Note which accrue or arise after the Closing Date.

      (b) At the Closing, Seller agrees to use its best efforts to obtain from the holder of the Existing Note (the "Lender") a Lender's Consent and Estoppel (herein so called) signed by the Lender, confirming that it has no objection to the sale to Buyer of the Project, subject to the unpaid principal balance of the Existing Note as of the Closing Date, provided that Buyer assumes liability for the payment of the Existing Note and the other instruments securing the Existing Note, which accrue or arise after the Closing Date. Further, the Lender's Consent and Estoppel shall state as of the date not earlier than the first day of the month in which this Contract is closed, the following:

            (i) The unpaid balance of principal and accrued interest on the Existing Note;

            (ii) That there are no past due payments either of principal or interest owing on the Existing Note;

            (iii) That to the current actual knowledge of the Lender (without any investigation), there are no uncured defaults under the Existing Lien or any other instrument securing the Existing Note;

            (iv) That the Existing Note, the Existing Lien and all other instruments securing the Existing Note are, to the current actual knowledge of Lender (without any investigation), presently in full force and effect;

            (v) The amount of any impounds held by the Lender for payment of insurance premiums or ad valorem taxes or other expenses related to the Project and the Existing Lien securing same; and

            (vi) The amount of each monthly payment and the amount of monthly impounds.

      Buyer agrees to provide Lender with all available information reasonably needed to obtain the Lender's Consent and Estoppel from the Lender.

      (c) Seller agrees to pay to Lender any transfer fee or other costs charged by the Lender, in connection with its agreement to permit the transfer of the Project to the Buyer and obtaining the Lender's Consent and Estoppel.

      (d) Seller shall not, at any time, either prior to or after Closing, alter, renew, rearrange, restructure or refinance any indebtedness evidenced by the Existing Note or modify the Existing Note or any instrument securing the Existing Note, without the prior written consent of Buyer; and Seller shall neither accept nor request any extension, postponement, indulgence or forgiveness of the Existing Note or the indebtedness evidenced thereby, without the prior written consent of Buyer.

      5.4 Survival Beyond Closing. The representations, warranties, undertakings and agreements of Seller contained herein shall survive for a period of six months after the Closing and shall not be merged therein.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                               AGREEMENTS OF BUYER

     Buyer represents, warrants, covenants, and agrees with, Seller as of the Contract Date, that, except as otherwise hereinafter expressly provided, Buyer has the full right, power, and authority to purchase the Project from Seller as provided in this Contract and to carry out Buyer's obligations under this Contract, and all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken.

                                   ARTICLE VII
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      7.1 Conditions Precedent to Buyer's Obligations. Buyer shall not be obligated to consummate the transaction described in this Contract unless:

      (a) Seller shall have furnished or caused to be furnished to Buyer all of the items required to be furnished by Seller under Section 5.2(a);

      (b) Seller shall have furnished or caused to be furnished to Buyer the Lender's Consent and Estoppel described in Section 5.3;

      (c) Seller shall have performed in all material respects all of the agreements, covenants and obligations contained in this Contract to be performed or complied with by Seller on or prior to the Closing Date;

      (d) All representations and warranties made by Seller hereunder shall be true, complete and accurate in all material respects as of the Closing Date;

      (e) The Title Company shall be prepared to deliver at Closing the Owner's Title Policy described in Section 4.5;

      (f) UCC searches conducted by the Title Company within five (5) days prior to the Closing Date shall show that none of the Personal Property has been pledged, encumbered or transferred;

      (g) Tenant Estoppel Certificates shall have been received by Buyer from at least 80% of the tenants in number and gross revenues of the Project, which Estoppel Certificates shall confirm the information set forth on the Rent Roll delivered (A) as part of the Ownership Documents, as modified to reflect any non-substantive changes thereto, or (B) with respect to Tenants who have executed new leases since the Contract Date, as reflected on the Rent Roll to be delivered in connection with the Closing;

      (h) If the Project is subject to any reciprocal easement agreements, agreement of covenants, conditions and restrictions or similar documents pertaining to the Project and any adjoining properties, Buyer shall have received an estoppel certificate from all parties to such instruments, which estoppel certificate shall be dated not more than 30 days prior to the Closing Date and shall state, inter alia, that there are no defaults by Seller or claims against Seller arising out of such documents and shall otherwise be in form and substance reasonably acceptable to Buyer;

      (i) There shall be no material change in the matters reflected in the Title Commitment or Survey and all municipal and utility services shall be available to the Project;

      (j) No material changes shall have occurred or be threatened with respect to the Project which would adversely affect the findings made during the Inspection Period;

      (k) The Improvements and Personal Property at the Project shall be in the same condition as they were during the Inspection Period, ordinary wear and tear excepted;

      (l) There shall be no litigation pending or threatened that could materially adversely affect the Project; and

      (m) No Tenants (other than Einstein Bagels) occupying space under Leases covering in the aggregate 6,000 square feet of space, have filed a petition under any section of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; nor shall any Tenants occupying space under Leases covering in the aggregate 6,000 square feet of space have been adjudged bankrupt or insolvent and no receiver or trustee shall have been appointed for any such Tenants or any of the assets of any such Tenants; and any Tenants occupying space under Leases covering in the aggregate 6,000 square feet of space shall not "have gone dark" with respect to their space at the Project or shall have notified Seller of their intention to do so.

      7.2 Termination if Conditions Precedent not Satisfied or Waived. If any of the conditions precedent to the performance of Seller's obligations under this Contract have not been satisfied, waived, or deemed waived by the Buyer within the time frame established herein or otherwise by the Closing Date, then the Buyer may, at its option, by written notice delivered to the obligated party and Title Company, terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and thereafter Buyer and Seller shall have no further obligations, one to the other, with respect to the subject matter of this Contract, subject to the provisions of Article IX hereof.


                                  ARTICLE VIII
                                    CLOSING

      8.1 Date and Place of Closing. Provided that all of the conditions of this Contract shall have been satisfied prior to or on the Closing Date (herein so called), the Closing (herein so called) of this transaction shall take place at the offices of the Title Company in Dallas, Texas, thirty (30) days after the expiration of the Inspection Period or the Title Review Period, whichever is later, or such earlier date as may be specified by Buyer by not less than five
(5) days advance written notice to Seller.

      8.2   Items to be Delivered at or Prior to the Closing

      (a) Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer or the Title Company, the following items fully executed and acknowledged where so indicated by all necessary parties in respect to the
Project:

            (i) The Owner's Title Policy to Buyer, at Buyer's expense, in the form specified in Section 4.5 (unless waived by Buyer in accordance with the provisions of Section 4.5);

            (ii) A Special Warranty Deed, duly executed and acknowledged by Seller, in the form of Exhibit "C", subject only to the Permitted Exceptions;

            (iii) The original Leases, or, if any original Leases are not available, copies of any such Leases certified by Seller as being true, correct and complete;

            (iv) Duplicate originals of an assignment and assumption of leases (the "Assignment of Leases") in the form attached hereto as Exhibit "D", duly executed by Seller;

            (v) A bill of sale and assignment in the form, attached hereto as Exhibit "E", duly executed by Seller;

            (vi) Duplicate originals of an assignment and assumption of Service Contracts (the "Assignment of Service Contracts") in the form or substantially the form, attached hereto as Exhibit "F", duly executed by Seller;

            (vii) An affidavit, in the form, or substantially in the form, attached as Exhibit "G", in compliance with Section 1445 of the
            Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Seller's United States identification number and that Seller is not a "foreign person" as that term is defined in Section 1445, duly executed and acknowledged by Seller;

            (viii)A notice of sale in the form, or substantially in the form, attached hereto as Exhibit "H", (the "Tenant Notice Letter") for each of the Tenants, duly executed by Seller and Buyer;

            (ix) A tenant estoppel letter in the form attached hereto as Exhibit "I" from each Tenant at the Project, as prescribed in Section 7.1(g), which estoppel letters shall be signed and dated by each Tenant not more than 30 days prior to the Closing Date;

            (x) All keys or other access devices in the possession of Seller or its agents to all locks located at the Project;

            (xi)  Originals  of  all  Service  Contracts,   plans,  governmental
            approvals, and other contracts and agreements in Seller's possession relating to the ownership and operation of the Project;

            (xii) Originals, to the extent available, and, if not available, true and correct copies of all books and records pertaining to the operation of the Project for the calendar year 1997 and for year-to-date 1998, in the possession of Seller or Seller's agent;

            (xiii)Appropriate evidence of authorization and opinion of Seller's counsel reasonably satisfactory to the Title Company (if required by the Title Company) regarding the consummation of the transaction contemplated by this Contract;

            (xiv) Unless waived by Buyer, notices of cancellation, to be effective within thirty days of the Closing Date, of all Service Contracts affecting the Project;

            (xv) A reaffirmation certificate executed by Seller wherein Seller reaffirms and confirms that the representations and warranties of Seller set forth in this Contract are true and such representations and warranties of Seller remain true and correct as of the Closing Date;

            (xvi) Letters to all utility companies advising of the change of ownership of the Project and an assignment of any deposits currently held by the utility company for the benefit of the Seller;

            (xvii)Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

      (b) Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller or the Title Company, the following items:

            (i) The cash sum required by Section 3.1 and the Assumption Deed of Trust in the form of Exhibit "C";

            (ii) Duplicate originals of the Assignment of Leases duly executed by Buyer;

            (iii) Duplicate originals of the Assignment of Service Contracts duly executed by Buyer;

            (iv) Appropriate evidence of authorization reasonably satisfactory to Seller and the Title Company for the consummation of the transaction contemplated by this Contract; and

            (v) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

      8.3 Adjustments at Closing. Notwithstanding anything to the contrary contained in this Contract or applicable law, the provisions of this Section 8.3 shall survive for a period of six months following the Closing. All income and obligations attributable to days preceding the Closing Date shall be allocated to Seller, and all income and obligations attributable to days from and after the Closing Date shall be allocated to Buyer. Without limitation upon the foregoing, the following items shall be adjusted or prorated between Seller and Buyer as set forth below:

      (a) Ad valorem and personal property taxes relating to the Project for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing Date based upon taxes actually paid by Seller for the calendar year in which the Closing occurs, if Seller has paid such taxes prior to Closing, and otherwise upon the ad valorem and personal property taxes due assuming payment in December of the year of Closing. If the actual amount of taxes for the calendar year in which the Closing shall occur is not known as of the Closing Date, the proration shall be based on the amount of taxes due and payable with respect to the Project using the latest assessed value and tax rate. All other assessments affecting the Project, if any, assessed and due prior to Closing Date, shall be paid by the Seller and if assessed after the Closing Date, shall be paid by the Buyer.

      (b) Base rents, escalation or reimbursement payments for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Project for the then current month shall be prorated as of the Closing Date. In respect to those tenant leases with AAA, Roxie's and Vision Source, Buyer shall be entitled to a credit at Closing an amount equal to the difference between the higher rental rate which become payable by the Tenant under terms of such leases and the actual rate payable by such Tenant as of the Closing Date and for the period of time expiring when such rent increases takes effect. Percentage rents for each Tenant obligated therefor shall be pro-rated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date. Such proration may not be capable of determination at the Closing Date, in which event, such prorations shall be made post-Closing. Any rent concessions granted by the Seller to Tenants for free rent, concessions or abatements, which apply to periods after the Closing Date shall not be prorated but shall be credited to the Buyer. With respect to any Tenant ("Delinquent Tenant") who owes rents and other charges which at Closing are past due, such past due rents and other charges ("Delinquencies") shall not be prorated. Buyer shall remit such Delinquencies, if any, if, as and when collected by Buyer, provided, however, that if a payment is received by Buyer from a Delinquent Tenant, such payment may be applied by Buyer first to any rents or other sums that are past due by such Delinquent Tenant from and after the Closing Date. The right to receive and collect all rents and profits, delinquent or otherwise, shall be assigned by Seller to Buyer at Closing.

      (c) All other income and ordinary operating expenses of the Project, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated at the Closing effective as of the Closing Date based upon the best available information. The obligation of the parties to adjust, post-Closing, and any operating expenses as of the Closing Date, shall, to the extent unknown or not provided for at Closing, survive the Closing and shall be paid by the party responsible therefor within ten (10) days after written demand therefor has been made. Such demand shall include a copy of the invoice(s) for which payment or reimbursement is sought.

      8.4 Deferred Leasing Commissions. The amount of any unpaid leasing commissions payable on account and over the term of existing Leases or Leases entered into between the date hereof and the Closing Date shall either be paid by the Seller or treated as a credit to Buyer. Commissions payable on account of Leases which are subject to renewal at the option of the Tenant and with respect to which the options have not been exercised prior to the Closing Date shall not be covered by the preceding sentence.

      8.5 Possession. Possession of the Project shall be delivered to Buyer by Seller at the Closing, subject to the rights of the Tenants.

      8.6 Costs of Closing. Each party shall be responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Contract. Seller shall pay for real estate tax searches and current UCC searches. Buyer shall pay cost of the title insurance premium, its own engineering and environmental inspections as well as for the charges attributable to recording the warranty deed and Tenant credit checks. The parties shall split the cost of any title company escrow fees. Any other expenses that are incurred by either party that are expressly identified herein as being the responsibility of a particular party shall be paid by such party. All other expenses shall be allocated between the parties in the customary manner for sales of real property similar to the Project in Houston, Texas.

     8.7 Provisions of Article VIII to SurvivThe provisions of this Article VIII shall survive for a period of six months following the Closing.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

     9.1 Default of Buyer. If Buyer fails or refuses to consummate the transaction contemplated by this Contract, for any reason other than termination of this Contract by Buyer pursuant to a right to do so expressly set forth in this Contract, then such event shall constitute a default by Buyer hereunder and the Seller may, as the Seller's sole and exclusive remedy for such default, either (i) bring an action against the Buyer for specific performance of the Buyer's obligations under this Contract, or (ii) terminate this Contract by giving written notice thereof to Buyer and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money
Deposit (including the interest earned thereon) to the Seller which shall constitute liquidated damages hereunder and thereafter neither party hereto shall have any further rights or obligations hereunder. It is agreed that the Earnest Money Deposit is a reasonable forecast of just compensation for the harm that would be caused by such default, which the parties agree is one that is incapable or very difficult of accurate estimation, and that payment of the Earnest Money Deposit upon such default shall constitute full satisfaction of Buyer's obligations hereunder.

     9.2 Default of Seller. If Seller fails or refuses to consummate the sale of the Project to Buyer pursuant to this Contract at the Closing or fails to perform any of Seller's other obligations hereunder for any reason other than Buyer's failure to perform Buyer's obligations under this Contract, then Buyer may, as Buyer's sole and exclusive remedy for such default, either (i) bring an action against the Seller for specific performance of the Seller's obligations under this Contract, (ii) terminate this Contract by giving written notice thereof to Seller and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to Buyer and thereafter neither party hereto shall have any further rights or obligations hereunder, or (iii) receive the return of the Earnest Money Deposit and prosecute an action for damages if Seller has conveyed or hypothecated the Project to a third party in violation of the terms hereof.

     9.3 Earnest Money. In the event either Seller or Buyer becomes entitled to the Earnest Money Deposit upon cancellation of this Contract in accordance with its terms, such party may deliver a letter of instruction to the Title Company directing disbursement of the Earnest Money Deposit to the party entitled thereto. The party delivering such notice to the Title Company shall concurrently deliver a copy of the notice to the other party hereto. Upon the expiration of three (3) business days after its receipt of the letter of instructions, the Title Company may deliver the Earnest Money Deposit to the party as specified in the letter of instructions unless, within such three (3) business day period, the Title Company shall have received a written objection to such delivery from the other party hereto. In such event, the Title Company shall not deliver the Earnest Money Deposit to either party unless it has a written authorization to do so signed by both parties or a court order has been issued by a court of competent jurisdiction to deliver the Earnest Money Deposit to one of the parties hereto. The Title Company may deposit the Earnest Money Deposit into a court of competent jurisdiction and thereafter shall have no further interest in or responsibility for this Contract or for the Earnest Money Deposit.

     9.4 Indemnification of Title Company. Each party hereto hereby indemnifies and holds harmless the Title Company from any loss, damage or claim therefor arising out of or in connection with the receipt and disposition of the Earnest Money Deposit in accordance with the instructions set forth in this Contract. These indemnities shall survive the termination of this Contract or a closing pursuant hereto.

                                    ARTICLE X
                              BROKERAGE COMMISSIONS

     10.1 Amount. If, and only if Closing occurs, Seller hereby agrees to pay a real estate brokerage commission in the amount of $120,000 to Bill Lovejoy and Ewing King (the "Brokers") to be divided as they may agree. There is no other broker or agent entitled to commissions under this agreement.

     10.2 Indemnity. Seller hereby represents and warrants to Buyer that it has not contacted or entered into any agreement with any other real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Buyer hereby represents and warrants to Seller that Buyer has not contracted or entered into any agreement with any real estate broker, agent, finder, or other party in connection with this transaction, other than as identified in Section 10.1, and that Buyer has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Section 10.2. The indemnities set forth in this Section 10.2 shall survive the Closing. ARTICLE XI CASUALTY OR CONDEMNATION

     (a) Seller agrees to give Buyer and Title Company prompt notice of any fire or other casualty affecting the Project or of any actual or threatened taking or condemnation of all or any portion of the Project. If, prior to the Closing, there shall occur:

     (i) damage to the Project caused by fire or other casualty; or

     (ii) a threatened or actual taking or condemnation of all or any portion of the Project,

      then, Buyer shall have the right to terminate this Contract by written notice delivered to Seller within ten (10) days after Buyer has received notice from Seller of that event or the date on which Buyer learns of that event, whichever shall last occur. If Buyer terminates this Contract, the Earnest Money Deposit shall be returned to Buyer and the parties shall have no further obligations under this Contract, or to each other with respect to the subject matter of this Contract. Notwithstanding the foregoing, in the event that the cost of repairing or restoring such damage shall be covered by

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available insurance and such cost shall be less than $100,000,  then Buyer shall proceed to Closing and Seller shall assign at Closing to Buyer its right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss insurance and, in addition, Seller shall credit the Purchase Price with the amount of any deductible under such insurance policy(s).

     (b) In the event of damage or destruction to the Project, Buyer may postpone the Closing Date pending a determination of the nature and extent of such damage or destruction and the availability and adequacy of insurance proceeds. Such postponement shall be by written notice from Buyer to Seller and Title Company and shall remain in effect for a period of ten (10) days (the "Damages Determination Period") following Buyer's determination of the nature and extent of the damage or destruction and the availability and adequacy of insurance proceeds for repair or restoration.

     (c) If the cost to repair or replace the damage is reasonably estimated by the Seller's insurance adjuster to exceed $100,000, then at Buyer's election and in its sole discretion, Buyer may elect to proceed with the Closing and at the Closing, Seller shall assign to Buyer its right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss proceeds, and Seller shall credit the Purchase Price with the amount of any deductible under such insurance policy(s).

     (d) In the event that Buyer fails to notify Seller and Title Company of its intention to proceed to Closing and accept as assignment of the insurance proceeds prior to the expiration of the Damage Determination Period, the Contract shall automatically terminate and the Earnest Money Deposit shall be returned to Buyer forthwith.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered on receipt if delivered by hand, overnight delivery, or by facsimile, or whether actually received or not, three (3) days after having been deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

            If to Seller:           Veriquest Colony Plaza One 1997
                                    7676 Woodway, Suite 280
                                    Houston, Texas 77067

            With Copy to:           Leo A. Kissner, Esq.
                                    Kissner & Sandvig, P.C.
                                    4265 San Felipe
                                    Suite 550
                                    Houston, Texas 77027-2974
                                    Telephone: (713) 850-0004
                                    Telecopy: (713) 850-1515



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



            If to Buyer:            United Investors Realty Trust
                                    5847 San Felipe
                                    Suite 850
                                    Houston, Texas 77057
                                    Attention: Randall Keith
                                    Chief Operating Officer
                                    Telephone: (713) 781-2858
                                    Telecopy:  (713) 268-6005

            With a Copy to:         Lewis H. Sandler, Esq.
                                    United Investors Realty Trust
                                    8080 North Central Expressway
                                    Suite 400
                                    Dallas, Texas 75206
                                    Telephone: (214) 360-3665
                                    Telecopy:  (214) 360-3696

                                    James, Goldman & Haugland, P.C.
                                    Attn: Merton B. Goldman, Esq.
                                    8th Floor Texas Commerce Bank Bldg.
                                    201 East Main
                                    El Paso, Texas 79901
                                    (915) 532-3911
                                    FAX: (915) 541-6440

     12.2 Governing Law. This Contract is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of Texas shall govern the validity, construction, enforcement, and interpretation of this Contract. This Contract is performable in, and the exclusive venue for any action brought with respect hereto, shall lie in Harris County, Texas.

     12.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Project, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.4 Parties Bound. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns, but shall not inure to the benefit of another party.

     12.5 Saturday, Sunday or Legal Holiday. If any date set forth in this Contract for the performance of any obligation by Buyer or Seller or for the delivery of any instrument or notice should be on other than a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next following Business Day.

     12.6 Time is of the Essence. It is expressly agreed by Seller and Buyer that time is of the essence with respect to this Contract.

     12.7 Exhibits. The Exhibits which are referenced in, and attached to, this Contract are incorporated in, and made a part of, this Contract for all purposes. If one or more exhibits to be

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



attached to this Agreement according to the terms hereof are not so attached or are incomplete upon the actual date of execution hereof, then all such missing or incomplete exhibits must be prepared or completed by the Buyer prior to the expiration of the Inspection Period; on or before the expiration of the Inspection Period, Seller has the right to approve, in its sole discretion, the form and contents of each such exhibit supplied by the Buyer pursuant to this paragraph and such approval by Seller is a condition precedent to Buyer to the Closing.

      12.8 Attorney's Fees. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

      12.9 Expiration of Offer. The execution by one party hereto and delivery to the other party hereto of an executed counterpart of this Contract shall constitute an offer to sell or purchase the Project, as may be the case, upon the terms stated herein. If a counterpart of this Contract executed by one party hereto without modification is not received by the other party hereto within three (3) business days after the time and date of the execution by the first, as indicated below, the offer contained in this Contract shall be null and void.

      12.10 Multiple Counterparts. This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties hereto may execute this Contract by signing any such counterpart.

      12.11 Severability. If any provision of this Contract shall, for any reason, is held to violate any applicable law, and so much of this Contract is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Contract which shall remain in full force and effect.

      12.12 Assignment. This Contract may be assigned by Buyer to any affiliated entity without the prior written consent of Seller.

      EXECUTED by Buyer on the ______ day of April, 1998.


                        BUYER:  UNITED INVESTORS REALTY TRUST, a
                                Texas real estate investment trust

                        By: /s/ Randall Keith, Chief Operating Officer
                                ------------------------------------------------
                                Randall Keith, Chief Operating Officer


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



      EXECUTED by Seller on the ___________ day of April, 1998


                       SELLER: VERIQUEST-COLONY PLAZA ONE 1997,
                               a Texas joint venture

                       By: VeriQuest-Colony Plaza One, Ltd., a Texas limited partnership, a Joint Venturer

                       By:     Veriquest Companies, Inc., a Texas
                               corporation, its General Partner

                       By: /s/ Jerry E. Allgood, President
                               ------------------------------------------------
                               Jerry E. Allgood, President

                       By: Colony Six CD, Ltd., a Texas limited partnership, a Joint Venturer

                       By:     CD-GP, Inc., its General Partner

                       By: /s/ S. Jay Williams, President
                               ------------------------------------------------
                               S. Jay Williams, President

Receipt of a fully executed copy of the Contract and a check, subject to collection for the Earnest Money Deposit received this _________day of April, 1998.

                  TITLE COMPANY:          SAFECO LAND TITLE COMPANY


                                          By:
                                          Name:
                                          Title:


      EXECUTED BY BROKERS this                  day of April, 1998.


                                          BILL LOVEJOY


                                          EWING KING


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



                               List of Attachments

      Exhibit "A" -     Description of Land
      Exhibit "B" -     Survey Requirements
      Exhibit "C" -     Form of Special Warranty Deed and Assumption
                        Deed of Trust
      Exhibit "D" -     Form of Assignment of Leases
      Exhibit "E" -     Form of Bill of Sale and Assignment
      Exhibit "F" -     Form of Assignment of Service Contracts
      Exhibit "G" -     Non-Foreign Affidavit
      Exhibit "H" -     Form of Tenant Notice Letter
      Exhibit "I" -     Form of Tenant Estoppel Letter


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